Exhibit 99.3

Keyuan Petrochemicals Completes Reverse Merger with Silver Pearl
Enterprises and Simultaneous $ 23.15 Million Private Placement

Ningbo, PRC April 23, 2010 – Keyuan International Group Limited (OTCBB: SVPE), (“Keyuan” or “the Company”), a leading independent manufacturer and supplier of various petrochemical products in China, announced today that it completed a reverse merger with Silver Pearl Enterprises, Inc. (“Silver Pearl”), effective April 22, 2010. In connection with the transaction, Silver Pearl received 100% of the issued and outstanding ordinary shares of Keyuan, which became a wholly-owned subsidiary of the Company.

Simultaneous with the reverse merger, the Company closed a private placement (the "Offering") for 661,562 investment units (the “Units”). The Units include a total of 661,562 ordinary common shares, 5,954,058 shares of Series A preferred stock convertible into ordinary common shares, in addition to 661,562 Class A Warrants with an exercise price of $4.50 per share and 661,562 Class B Warrants with an exercise price of $5.25. The Company plans to use the net proceeds for the expansion of its manufacturing facility which will include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

As a component of the private placement, management entered into a Make Good provision which includes a performance threshold of $33 million in net income for fiscal year ending December 31, 2010, as determined in accordance with GAAP, as adjusted for certain non-cash charges.

As a result of this placement, the Company now has 50,661,562 shares of common stock issued and outstanding (assuming Series M shares are fully converted), 5,954,058 shares of preferred stock outstanding (convertible into the same number of shares of common stock), and warrants outstanding exercisable for an aggregate of 1,958,224 shares of common stock including placement agent warrants.

“The successful completion of our merger and private placement transaction for Keyuan are important accomplishments for several reasons,” stated Mr. Chunfeng Tao, Chairman, Chief Executive Officer and President of the Company. “China’s demand for petrochemical and petrochemical intermediates has outpaced supply in recent years leading to record contract signings and backlog for our various products. Our facility expansion to include a pre-treatment facility, additional storage capacity and an asphalt production facility is a significant growth opportunity and we intend to leverage our capacity to deliver industry leading products for our customers in the PRC.”

Established in 2007 and operating through its wholly-owned subsidiary, Keyuan Plastics, Co. Ltd. (“Keyuan Plastics”), the Company is located in Ningbo, China and is a leading independent manufacturer and supplier of various petrochemical products. Having commenced production in October 2009, Keyuan’s operations include an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, with facilities for the storage and loading of raw materials and finished goods, and a technology that supports the manufacturing process with low raw material costs and high utilization and yields.

Due to China’s growing demand for refined petrochemical products, attributable to China’s robust economic growth and under-developed domestic supply capacity, customer order requests for 2010 has exceeded the Company’s current annual production capacity. Additionally, China’s demand for asphalt has outpaced supply for five consecutive years with total imports of 3.3 million MT in 2008. In order to grow Keyuan’s business to meet the increasing market demands, the Company plans to expand its manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

For fiscal year 2010, the Company expects to generate revenue of $461.3 million and net income of $36.3 million, excluding public company expenses.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities referenced herein in any jurisdiction to any person.

The shares of common stock issued in connection with the transactions have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. The Company has agreed to file a registration statement covering the resale of the shares of common stock issued in the private placement and certain other shares, within 30 days of closing.

The Company will file within four business days of the closing a Form 8-K with the Securities and Exchange Commission describing in more detail the terms of the reverse merger and the private placement. Viewers should read this report in its entirety and refer to all risk disclosures.

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain “forward-looking statements” relating to the business of Keyuan International Group Limited, and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the impact of the proceeds from the private placement on the Company’s short term business and operations, the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as

“believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

Mark Elenowitz
TriPoint Capital Advisors, LLC
(212) 732-7184 x 204

Investor Relations:
HC International, Inc.
Ted Haberfield, Executive VP
Tel: +1-760-755-2716

Email: thaberfield@hcinternational.net